EXHIBIT 99.1

NGL Energy Partners LP Announces Public Offering of Class C Preferred Units

NGL Energy Partners LP (NYSE:NGL) today announced the commencement of an underwritten public offering of Class C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit, representing limited partner interests in NGL. NGL will also grant the underwriters a 30-day option to purchase additional Class C Preferred Units, solely to cover over-allotments, if any. NGL intends to use the net proceeds from this offering to repay indebtedness under its revolving credit facility, which NGL may re-borrow from time to time for general partnership purposes, including to redeem or repurchase all or a portion of NGL’s Class A Preferred Units.  NGL has agreed to redeem all or the maximum amount of the Class A Preferred Units redeemable with an amount equal to the sum of net proceeds from this offering and borrowings available for that purpose under its revolving credit facility.

RBC Capital Markets, LLC, Morgan Stanley & Co. LLC and UBS Securities LLC are acting as joint book-running managers for the offering. Stifel, Nicolaus & Company, Incorporated is acting as joint-lead manager and Citigroup Global Markets Inc. and Raymond James & Associates, Inc. will be acting as co-managers for the offering. When available, copies of the preliminary prospectus supplement, prospectus supplement and the accompanying prospectus, relating to the offering may be obtained free of charge on the United States Securities and Exchange Commission’s website at www.sec.gov or from RBC Capital Markets, LLC, Brookfield Place, 200 Vesey St., 8th Floor, New York, NY 10281, Telephone: (866) 375-6829, Morgan Stanley & Co. LLC, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department, Telephone: (866) 718-1649, and from UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Prospectus Department, Telephone: (888) 827-7275.

The Class C Preferred Units are being offered and sold pursuant to an effective shelf registration statement filed with the United States Securities and Exchange Commission. The offering is being made only by means of a prospectus and related prospectus supplement. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the United States Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses:  Crude Oil Logistics; Water Solutions; NGL Liquids; and Refined Products and Renewables. For further information, visit the NGL’s website at www.nglenergypartners.com.

NGL Energy Partners LP

Investor Relations:

Trey Karlovich, 918-481-1119

Executive Vice President and Chief Financial Officer

Trey.Karlovich@nglep.com

or

Linda Bridges, 918-481-1119

Senior Vice President — Finance and Treasurer

Linda.Bridges@nglep.com